NEWS 1 www.facebook.com/ford www.medium.com/@ford www.twitter.com/ford www.instagram.com/ford Strategic Progress of Ford+ Growth Plan, Solid Financials in ’21 Position Company for Connected EV Leadership in 2022, Beyond • Fourth-quarter results include revenue of $37.7 billion, net income of $12.3 billion, adjusted EBIT of $2.0 billion • Full-year net income was $17.9 billion; company adjusted EBIT of $10.0 billion at midpoint of $9.6 billion to $10.6 billion guidance range, after reclassifying Q1 Rivian gain • Global production capacity of iconic, high-volume BEVs to be at least 600,000 by 2023 • Full-year 2022 adjusted EBIT expected to be $11.5 billion to $12.5 billion, up 15% to 25% DEARBORN, Mich., Feb. 3, 2022 – Ford today announced solid fourth-quarter and full-year operating results for 2021 despite persistent supply chain disruptions – a year the company said is most notable for rapid progress carrying out the ambitious Ford+ plan for growth and value creation, and establishing itself as a leader in must-have connected, electric vehicles. “Financial performance is obviously critical,” said President and CEO Jim Farley. “We’re also proud that customers see how Ford is taking EVs mainstream, and have already ordered or reserved more than 275,000 all-electric Mustang Mach-E SUVs, F-150 Lightning pickups and E-Transit commercial vehicles – and we’re breaking constraints to deliver every one of them as fast as we can.” Customers made Ford the No. 2 seller of electric vehicles in the U.S. in 2021, what Farley called “an important early step toward eventually being the true EV leader.” Earlier, he said that the company will double worldwide EV manufacturing capacity to at least 600,000 by 2023 – and for fully electric vehicles to represent at least 40% of its product mix by 2030. Company Key Metrics Summary

2 Fourth-quarter revenue ($37.7 billion), net income ($12.3 billion) and adjusted earnings before interest and taxes ($2.0 billion) all were up from 2020. So, too, was Ford’s performance against each of those measures for all of 2021. Full-year net income was $17.9 billion; company adjusted EBIT for the year was $10.0 billion. Adjusted EBIT was squarely within the guidance range of $9.6 billion to $10.6 billion that Ford provided on Oct. 27, after reclassifying its first-quarter 2021 gain on its investment in Rivian following Rivian’s Nov. 10 initial public offering. Automotive EBIT from outside North America was the company’s highest in four years. “Our team did a fantastic job working with partners to maximize component availability,” said John Lawler, Ford’s CFO. “We allocated those volumes to in-demand new vehicles like the Bronco (SUV) and Maverick (small pickup), profitable models like F-Series (trucks) and Transit, and customer orders.” For example, Ford worked with LG Energy Solution to improve battery supply for the Mustang Mach-E, expanding capacity three times over the past 10 months. Benefits from those increases will continue to accrue – to more than double originally contracted volumes by 2023. Meanwhile, Lawler said, full-year benefits from strong mix and net pricing, as well as lower warranty costs, more than offset the effects of the production losses and higher commodity costs. As a result, automotive EBIT of $7.4 billion and margin of 5.9% for 2021 were both significantly higher than in 2020. Ford ended the quarter with more than $36 billion in cash and $52 billion in liquidity. Both measures included the company’s investment in Rivian, which was valued at $10.6 billion at the end of 2021. At the close of trading on Feb. 2, the value was $6.6 billion. During the fourth quarter, Ford, consistent with its focus on creating value for shareholders, reinstated a regular dividend of 10 cents per share. The company’s balance sheet was further strengthened in the quarter by repurchasing and redeeming $7.6 billion in high-cost debt – also significantly reducing ongoing interest expenses. Around the same time, Ford introduced the North America auto industry’s first fully integrated sustainable financing framework, which spans both the auto business and Ford Credit. In November, Ford issued its first green bond, the $2.5 billion in proceeds from which are helping to fund BEV investments. Business Unit Highlights Ford’s business in North America vividly illustrates how the company is winning customers and reaping benefits from, according to Farley, “without question, the most exceptional product lineup I’ve seen in my 30-plus years in this industry.” The North America EBIT margin was 7.1% for the quarter and 8.4% for the year. In Q4, strong demand for Bronco and Maverick – the North America SUV and truck of the year, respectively – along with Mustang Mach-E and Bronco Sport contributed to a two-point U.S. share gain, to 15%, making Ford the country’s top-selling automaker. A semiconductor-related supply shortfall accounted for a quarterly EBIT loss in Europe. Nonetheless, the underlying trajectory of the business continues to improve. Ford Pro continues to figure prominently in the region, where Ford has now been the top commercial-vehicle brand for seven straight years. Ford gained CV share in both the fourth-

3 quarter and full-year 2021 – the latter approaching 15% – and presently has a record order bank for its Transit vans. E-Transit will be launched there in early 2022. Ford Liive, the connected uptime system for commercial customers, is now available in nine European national markets. The application enabled an additional 28,000 days of vehicle availability in Q4. In China, Ford recorded a fourth-quarter operating loss, but is expected to improve profitability in 2022. Locally built Lincoln-brand vehicles are a huge part of Ford’s turnaround there, positioning the company to be a significant player in the world’s largest luxury car market. For the first time, Lincoln volumes in China were larger than those in the U.S. Full-year sales of Lincoln models were up nearly 50% from 2020, with the launch of the Lincoln Zephyr set for first-quarter 2022 and other new products from the brand forthcoming. Ford’s restructured, asset-light business unit in South America was again profitable and is now on a path toward growth. The company’s profitable International Markets Group, which operates in about 100 markets in Asia, the Middle East and elsewhere, is preparing to introduce a next-generation version of its Ranger midsize pickup later this year. Ford Credit, which will play a vital role in delivering exceptional customer value in the era of connected, zero-emission vehicles and services, again posted solid results in Q4, driving full- year earnings before taxes to $4.7 billion.

4 Unfolding Ford+ Plan for Growth, Value Creation Ford is relentlessly adding to Ford+ capabilities for connectivity and EVs. Since the company last announced quarterly results on Oct. 27, developments have included: • The launch of VIIZR, a field-service tool for small-business customers built on the Salesforce platform • Introduction of Ford Pro Charging, to provide commercial customers of all sizes a complete, seamless solution for charging their electric vehicles • An initiative that allows plug-in EV owners in California to opt into carbon-neutral charging at home, a program of the California Air Resource Board’s Low Carbon Fuel Standard • A five-year agreement with Stripe, the economic-infrastructure company, to scale Ford’s always-on, e-commerce capabilities for customers • Formation of Canopy, a joint venture with ADT, for professional security monitoring and artificial intelligence-based camera technology that strengthens security of customers’ new and existing vehicles of all makes. • Creation of Ford Pro Intelligence, a cloud-based platform powering digital services to support commercial customer fleets. Outlook Strong customer appeal of Ford’s new vehicles is driving optimism about 2022 – the first full production year for the award-winning Bronco and Maverick. So are the E-Transit and, soon, the F-150 Lightning, which are joining the Mustang Mach-E in the company’s high-volume lineup of battery electric vehicles. Lawler said Ford expects full-year 2022 adjusted EBIT to be even stronger – $11.5 billion to $12.5 billion, an increase of 15% to 25% over 2021. The high end of the adjusted EBIT range equates to a margin of 8% which, if achieved, would be one year earlier than the company’s previous target. Adjusted free cash flow for the year is expected to be $5.5 billion to $6.5 billion. Underlying assumptions for 2022 include: • Significantly higher profits in North America, along with collective profitability in the rest of the world as the company benefits from its extensive global redesign • Continued variability in supplies of key components, with full-year vehicle wholesales nonetheless being up about 10% to 15%, with a high single- to low double-digit decline in Q1, reflecting supplier shortages related to COVID shutdowns and semiconductors • A strong pricing environment, though with a dynamic relationship between vehicle volumes and pricing • Increased commodity costs, along with possible inflationary effects on a broad range of other expenses • EBT from Ford Credit that remains strong, but lower than in 2021, and • Ongoing investment in the Ford+ plan. Ford plans to report its first-quarter 2022 financial results on Wednesday, April 27. # # #

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford designs, manufactures, markets and services a full line of connected, increasingly electrified passenger and commercial vehicles: Ford trucks, utility vehicles, vans and cars, and Lincoln luxury vehicles. The company is pursuing leadership positions in electrification, connected vehicle services and mobility solutions, including self-driving technology, and provides financial services through Ford Motor Credit Company. Ford employs about 183,000 people worldwide. More information about the company, its products and Ford Motor Credit Company is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

Conference Call Details

Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2021 fourth-quarter and full-year financial results at 4:05 p.m. ET on Thursday, Feb. 3. Following the release, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and Marion Harris, CEO, Ford Motor Credit, will host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call.

Ford Fourth-Quarter Earnings Call: Thursday, Feb. 3, at 5:00 p.m. ET

Toll-Free: 877.930.5753
International: +1.409.983.9656
Registration Link (option, speeds login): Ford Earnings Call
Conference ID: 9318248
Webcast: shareholder.ford.com

Replay

Available after 8:00 p.m. ET on Feb. 3 and through Feb. 9
Webcast: shareholder.ford.com
Toll-Free: 855.859.2056
International: +1.404.537.3406
Conference ID: 9318248

The following applies to the information throughout this release:

- See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliate, and from Q2 2021 Ford brand vehicles produced in Taiwan by Lio Ho Group. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. See materials supporting the Feb. 3, 2022, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

5

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule, and a shortage of key components, such as semiconductors, or raw materials can disrupt Ford’s production of vehicles; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products, digital and physical services, and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive, mobility, and digital services industries; • Ford’s near-term results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs; • Industry sales volume in any of Ford’s key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

7 • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as updated by subsequent filings with the United States Securities and Exchange Commission.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the years ended December 31, 2019 2020 2021 Cash flows from operating activities Net income/(loss) $ 84 $ (1,276) $ 17,910 Depreciation and tooling amortization 9,689 8,751 7,318 Other amortization (1,199) (1,294) (1,358) Held-for-sale impairment charges 804 23 — Brazil manufacturing exit non-cash charges (excluding accelerated depreciation of $145 and $322) — 1,159 48 (Gains)/Losses on extinguishment of debt 55 1 1,702 Provision for/(Benefit from) credit and insurance losses 413 929 (298) Pension and other post-retirement employee benefits (“OPEB”) expense/(income) 2,625 1,027 (4,865) Equity investment dividends received in excess of (earnings)/losses 203 130 116 Foreign currency adjustments (54) (420) 532 Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (139) (315) (9,159) Net (gain)/loss on changes in investments in affiliates (29) (3,446) (368) Stock compensation 228 199 305 Provision for deferred income taxes (1,370) (269) (563) Decrease/(Increase) in finance receivables (wholesale and other) 1,554 12,104 7,656 Decrease/(Increase) in accounts receivable and other assets (816) (63) (1,141) Decrease/(Increase) in inventory 206 148 (1,778) Increase/(Decrease) in accounts payable and accrued and other liabilities 5,260 6,809 (36) Other 125 72 (234) Net cash provided by/(used in) operating activities 17,639 24,269 15,787 Cash flows from investing activities Capital spending (7,632) (5,742) (6,227) Acquisitions of finance receivables and operating leases (55,576) (55,901) (48,379) Collections of finance receivables and operating leases 50,182 48,746 52,094 Proceeds from sale of business — 1,340 145 Purchases of marketable securities and other investments (17,472) (39,624) (27,491) Sales and maturities of marketable securities and other investments 16,929 32,395 33,229 Settlements of derivatives (114) (323) (272) Other (38) 494 (354) Net cash provided by/(used in) investing activities (13,721) (18,615) 2,745 Cash flows from financing activities Cash payments for dividends and dividend equivalents (2,389) (596) (403) Purchases of common stock (237) — — Net changes in short-term debt (1,384) (2,291) 3,273 Proceeds from issuance of long-term debt 47,604 65,900 27,901 Payments of long-term debt (46,497) (60,514) (54,164) Other (226) (184) (105) Net cash provided by/(used in) financing activities (3,129) 2,315 (23,498) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 45 225 (232) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 834 $ 8,194 $ (5,198) Cash, cash equivalents, and restricted cash at beginning of period $ 16,907 $ 17,741 $ 25,935 Net increase/(decrease) in cash, cash equivalents, and restricted cash 834 8,194 (5,198) Cash, cash equivalents, and restricted cash at end of period $ 17,741 $ 25,935 $ 20,737

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the years ended December 31, 2019 2020 2021 Revenues Automotive $ 143,604 $ 115,894 $ 126,150 Ford Credit 12,260 11,203 10,073 Mobility 36 47 118 Total revenues 155,900 127,144 136,341 Costs and expenses Cost of sales 134,693 112,752 114,651 Selling, administrative, and other expenses 11,161 10,193 11,915 Ford Credit interest, operating, and other expenses 9,472 8,607 5,252 Total costs and expenses 155,326 131,552 131,818 Operating income/(loss) 574 (4,408) 4,523 Interest expense on Company debt excluding Ford Credit 1,020 1,649 1,803 Other income/(loss), net (226) 4,899 14,733 Equity in net income/(loss) of affiliated companies 32 42 327 Income/(Loss) before income taxes (640) (1,116) 17,780 Provision for/(Benefit from) income taxes (724) 160 (130) Net income/(loss) 84 (1,276) 17,910 Less: Income/(Loss) attributable to noncontrolling interests 37 3 (27) Net income/(loss) attributable to Ford Motor Company $ 47 $ (1,279) $ 17,937 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.01 $ (0.32) $ 4.49 Diluted income/(loss) 0.01 (0.32) 4.45 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,972 3,973 3,991 Diluted shares 4,004 3,973 4,034

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2020 December 31, 2021 ASSETS Cash and cash equivalents $ 25,243 $ 20,540 Marketable securities 24,718 29,053 Ford Credit finance receivables, net of allowance for credit losses of $394 and $282 42,401 32,543 Trade and other receivables, less allowances of $84 and $48 9,993 11,370 Inventories 10,808 12,065 Other assets 3,581 3,425 Total current assets 116,744 108,996 Ford Credit finance receivables, net of allowance for credit losses of $911 and $643 55,277 51,256 Net investment in operating leases 27,951 26,361 Net property 37,083 37,139 Equity in net assets of affiliated companies 4,901 4,545 Deferred income taxes 12,423 13,796 Other assets 12,882 14,942 Total assets $ 267,261 $ 257,035 LIABILITIES Payables $ 22,204 $ 22,349 Other liabilities and deferred revenue 23,645 18,686 Debt payable within one year Company excluding Ford Credit 1,374 3,175 Ford Credit 49,969 46,517 Total current liabilities 97,192 90,727 Other liabilities and deferred revenue 28,379 27,705 Long-term debt Company excluding Ford Credit 22,633 17,200 Ford Credit 87,708 71,200 Deferred income taxes 538 1,581 Total liabilities 236,450 208,413 EQUITY Common Stock, par value $0.01 per share (4,050 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,290 22,611 Retained earnings 18,243 35,769 Accumulated other comprehensive income/(loss) (8,294) (8,339) Treasury stock (1,590) (1,563) Total equity attributable to Ford Motor Company 30,690 48,519 Equity attributable to noncontrolling interests 121 103 Total equity 30,811 48,622 Total liabilities and equity $ 267,261 $ 257,035

2021 SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the Year Ended December 31, 2021			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ 13,403	$ 4,507	$ —	$ 17,910
Depreciation and tooling amortization	5,652	1,666	—	7,318
Other amortization	141	(1,499)	—	(1,358)
Brazil manufacturing exit non-cash charges (excluding accelerated depreciation of $322)	48	—	—	48
(Gains)/Losses on extinguishment of debt	1,692	10	—	1,702
Provision for/(Benefit from) credit and insurance losses	3	(301)	—	(298)
Pension and OPEB expense/(income)	(4,865)	—	—	(4,865)
Equity investment dividends received in excess of (earnings)/losses	120	(4)	—	116
Foreign currency adjustments	406	126	—	532
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	(9,174)	15	—	(9,159)
Net (gain)/loss on changes in investments in affiliates	(367)	(1)	—	(368)
Stock compensation	296	9	—	305
Provision for deferred income taxes	(710)	147	—	(563)
Decrease/(Increase) in finance receivables (wholesale and other)	—	7,656	—	7,656
Decrease/(Increase) in intersegment receivables/payables	(662)	662	—	—
Decrease/(Increase) in accounts receivable and other assets	(1,378)	237	—	(1,141)
Decrease/(Increase) in inventory	(1,778)	—	—	(1,778)
Increase/(Decrease) in accounts payable and accrued and other liabilities	187	(223)	—	(36)
Other	(180)	(54)	—	(234)
Interest supplements and residual value support to Ford Credit	(2,340)	2,340	—	—
Net cash provided by/(used in) operating activities	$ 494	$ 15,293	$ —	$ 15,787
Cash flows from investing activities				
Capital spending	$ (6,183)	$ (44)	$ —	$ (6,227)
Acquisitions of finance receivables and operating leases	—	(48,379)	—	(48,379)
Collections of finance receivables and operating leases	—	52,094	—	52,094
Proceeds from sale of business	145	—	—	145
Purchases of marketable securities and other investments	(19,477)	(8,014)	—	(27,491)
Sales and maturities of marketable securities and other investments	22,553	10,676	—	33,229
Settlements of derivatives	(255)	(17)	—	(272)
Other	(354)	—	—	(354)
Investing activity (to)/from other segments	7,478	(146)	(7,332)	—
Net cash provided by/(used in) investing activities	$ 3,907	$ 6,170	$ (7,332)	$ 2,745
Cash flows from financing activities				
Cash payments for dividends and dividend equivalents	$ (403)	$ —	$ —	$ (403)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	(187)	3,460	—	3,273
Proceeds from issuance of long-term debt	4,800	23,101	—	27,901
Payments on long-term debt	(9,904)	(44,260)	—	(54,164)
Other	(42)	(63)	—	(105)
Financing activity to/(from) other segments	146	(7,478)	7,332	—
Net cash provided by/(used in) financing activities	$ (5,590)	$ (25,240)	$ 7,332	$ (23,498)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (104)	$ (128)	$ —	$ (232)

11

12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the Year Ended December 31, 2021 Company excluding Ford Credit Ford Credit Consolidated Revenues $ 126,268 $ 10,073 $ 136,341 Total costs and expenses 126,566 5,252 131,818 Operating income/(loss) (298) 4,821 4,523 Interest expense on Company debt excluding Ford Credit 1,803 — 1,803 Other income/(loss), net 14,868 (135) 14,733 Equity in net income/(loss) of affiliated companies 296 31 327 Income/(Loss) before income taxes 13,063 4,717 17,780 Provision for/(Benefit from) income taxes (340) 210 (130) Net income/(loss) 13,403 4,507 17,910 Less: Income/(loss) attributable to noncontrolling interests (27) — (27) Net income/(loss) attributable to Ford Motor Company $ 13,430 $ 4,507 $ 17,937

13 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): December 31, 2021 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 9,577 $ 10,963 $ — $ 20,540 Marketable securities 26,880 2,173 — 29,053 Ford Credit finance receivables, net — 32,543 — 32,543 Trade and other receivables, net 3,564 7,806 — 11,370 Inventories 12,065 — — 12,065 Other assets 2,473 952 — 3,425 Receivable from other segments 55 1,333 (1,388) — Total current assets 54,614 55,770 (1,388) 108,996 Ford Credit finance receivables, net — 51,256 — 51,256 Net investment in operating leases 1,194 25,167 — 26,361 Net property 36,915 224 — 37,139 Equity in net assets of affiliated companies 4,422 123 — 4,545 Deferred income taxes 13,606 190 — 13,796 Other assets 13,273 1,669 — 14,942 Receivable from other segments — 29 (29) — Total assets $ 124,024 $ 134,428 $ (1,417) $ 257,035 Liabilities Payables $ 21,315 $ 1,034 $ — $ 22,349 Other liabilities and deferred revenue 17,394 1,292 — 18,686 Company excluding Ford Credit debt payable within one year 3,175 — — 3,175 Ford Credit debt payable within one year — 46,517 — 46,517 Payable to other segments 1,388 — (1,388) — Total current liabilities 43,272 48,843 (1,388) 90,727 Other liabilities and deferred revenue 26,393 1,312 — 27,705 Company excluding Ford Credit long-term debt 17,200 — — 17,200 Ford Credit long-term debt — 71,200 — 71,200 Deferred income taxes 905 676 — 1,581 Payable to other segments 29 — (29) — Total liabilities $ 87,799 $ 122,031 $ (1,417) $ 208,413

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net Income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share 2020 2021 2020 2021 Net income / (loss) attributable to Ford (GAAP) (2,788)$ 12,282$ (1,279)$ 17,937$ Income / (Loss) attributable to non-controlling interests (3) (9) 3 (27) Net income / (loss) (2,791)$ 12,273$ (1,276)$ 17,910$ Less: (Provision for) / Benefit from income taxes * 1,019 1,055 (160) 130 Income / (Loss) before income taxes (3,810)$ 11,218$ (1,116)$ 17,780$ Less: Special items pre-tax (5,053) 9,614 (2,003) 9,583 Income / (Loss) before special items pre-tax 1,243$ 1,604$ 887$ 8,197$ Less: Interest on debt (474) (438) (1,649) (1,803) Adjusted EBIT (Non-GAAP) 1,717$ 2,042$ 2,536$ 10,000$ Memo: Revenue ($B) 36.0$ 37.7$ 127.1$ 136.3$ Net income / (loss) margin (GAAP) (%) (7.8)% 32.6% (1.0)% 13.2% Adjusted EBIT margin (%) 4.8% 5.4% 2.0% 7.3% * Fourth Quarter Full Year Full year 2021 includes the recognition of net deferred tax assets and changes in our valuation allowances, offset by tax consequences of unrealized gains on marketable securities 2020 2021 2020 2021 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) (2,788)$ 12,282$ (1,279)$ 17,937$ Less: Impact of pre-tax and tax special items (4,139) 11,220 (2,724) 11,507 Adjusted net income - diluted (Non-GAAP) 1,351$ 1,062$ 1,445$ 6,430$ Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,977 3,999 3,973 3,991 Diluted shares 4,013 4,055 4,002 4,034 Earnings / (Loss) per share - diluted (GAAP) * (0.70)$ 3.03$ (0.32)$ 4.45$ Less: Net impact of adjustments (1.04) 2.77 (0.68) 2.86 Adjusted earnings per share - diluted (Non-GAAP) 0.34$ 0.26$ 0.36$ 1.59$ * The Q4 and Full Year 2020 Calculation of Earnings Per Share - Diluted (GAAP) excludes the 36M and 29M shares respectively of net dilutive options, unvested restricted stock units and restricted stock due to their antidilutive effect Fourth Quarter Full Year Net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt 36 56 29 43

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2021 Q4	2021 Full Year	Memo: Full Year 2020
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ 11,218	$ 17,780	$ (1,116)
Less: Impact of special items	9,614	9,583	(2,003)
Adjusted earnings before taxes (Non-GAAP)	$ 1,604	$ 8,197	$ 887
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ 1,055	$ 130	$ (160)
Less: Impact of special items *	1,606	1,924	(721)
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (551)	$ (1,794)	$ 561
Tax Rate (%)			
Effective tax rate (GAAP)	(9.4)%	(0.7)%	(14.3)%
Adjusted effective tax rate (Non-GAAP)	34.4%	21.9%	(63.2)%

* Full year 2020 includes the establishment of valuation allowances against primarily U.S. tax credits. Full year 2021 includes the recognition of net deferred tax assets and changes in our valuation allowances, offset by tax consequences of unrealized gains on marketable securities

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Full Year 2020	Full Year 2021
Net cash provided by / (used in) operating activities (GAAP)	$ 4,539	$ 4,492	$ 756	$ 7,008	$ 3,531	$24,269	$ 15,787
Less: Items Not Included in Company Adjusted Free Cash Flows							
Ford Credit operating cash flows	3,010	4,998	9,638	(341)	998	21,592	15,293
Funded pension contributions	(141)	(229)	(164)	(209)	(171)	(570)	(773)
Global Redesign (including separations)	(127)	(345)	(970)	(293)	(327)	(503)	(1,935)
Ford Credit tax payments / (refunds) under tax sharing agreement	8	4	-	-	11	477	15
Other, net	(185)	64	(263)	(13)	(129)	(583)	(341)
Add: Items Included in Company Adjusted Free Cash Flows							
Company excluding Ford Credit capital spending	(1,520)	(1,358)	(1,504)	(1,562)	(1,759)	(5,702)	(6,183)
Ford Credit distributions	1,290	1,000	4,000	1,500	1,000	3,290	7,500
Settlement of derivatives	129	(25)	(133)	(42)	(55)	(171)	(255)
Company adjusted free cash flow (Non-GAAP)	$ 1,873	$ (383)	$ (5,122)	$ 7,760	$ 2,335	$ 1,273	$ 4,590

16

17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q4 2020 Ending Q4 2021 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford (1.3)$ 17.9$ Add: Non-controlling interest 0.0 (0.0) Less: Income tax (0.2) 0.1 Add: Cash tax (0.4) (0.6) Less: Interest on debt (1.6) (1.8) Less: Total pension / OPEB income / (cost) (1.0) 4.9 Add: Pension / OPEB service costs (1.1) (1.1) Net operating profit / (loss) after cash tax 0.1$ 13.0$ Less: Special items (excl. pension / OPEB) pre-tax (0.4) 5.9 Adj. net operating profit / (loss) after cash tax 0.5$ 7.1$ Invested Capital Equity 30.8$ 48.6$ Redeemable non-controlling interest - - Debt (excl. Ford Credit) 24.0 20.4 Net pension and OPEB liability 13.3 6.4 Invested capital (end of period) 68.1$ 75.4$ Average invested capital 70.7$ 72.1$ ROIC (a) 0.1% 18.0% Adjusted ROIC (Non-GAAP) (b) 0.7% 9.8% a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Fourth Quarter		Full Year	
	2020	2021	2020	2021
Global Redesign				
South America	$ (2.4)	$ (0.1)	$ (2.5)	$ (0.8)
Europe	(0.3)	(0.2)	(0.7)	(0.5)
Russia	(0.0)	(0.0)	0.0	0.0
China (including Taiwan)	(0.0)	(0.0)	(0.1)	0.2
India	(0.0)	(0.1)	(0.0)	(0.5)
Separations and Other (not included above)	(0.1)	(0.0)	(0.1)	(0.1)
Subtotal Global Redesign	$ (2.9)	$ (0.5)	$ (3.4)	$ (1.7)
Other Items				
Gain on transaction with Argo AI	$ -	$ -	$ 3.5	$ -
Gain on Rivian IPO and mark-to-market	-	8.2	0.1	9.1
Gains and losses on investments in equity securities (excl. Rivian)	(0.0)	0.1	0.1	0.1
Debt extinguishment premium	-	(1.7)	-	(1.7)
Takata field service action	(0.6)	-	(0.6)	-
Ford Credit - Brazil and Argentina	-	0.0	-	0.0
Other	(0.0)	-	(0.2)	(0.0)
Subtotal Other Items	$ (0.6)	$ 6.6	$ 2.9	$ 7.5
Pension and OPEB Gain / (Loss)				
Pension and OPEB remeasurement	$ (1.6)	$ 3.5	$ (1.4)	$ 3.9
Pension settlements & curtailments	(0.0)	(0.0)	(0.1)	(0.1)
Subtotal Pension and OPEB Gain / (Loss)	$ (1.6)	$ 3.5	$ (1.5)	$ 3.8
Total EBIT Special Items	$ (5.1)	$ 9.6	$ (2.0)	$ 9.6
Cash Effects of Global Redesign (incl. separations)	$ (0.1)	$ (0.3)	$ (0.5)	$ (1.9)

18

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the Years Ended December 31, 2019 2020 2021 Financing revenue Operating leases $ 5,899 $ 5,653 $ 5,291 Retail financing 3,958 3,927 3,888 Dealer financing 2,265 1,474 774 Other financing 96 88 46 Total financing revenue 12,218 11,142 9,999 Depreciation on vehicles subject to operating leases (3,635) (3,235) (1,626) Interest expense (4,389) (3,402) (2,790) Net financing margin 4,194 4,505 5,583 Other revenue Insurance premiums earned 182 143 75 Fee based revenue and other 223 177 176 Total financing margin and other revenue 4,599 4,825 5,834 Expenses Operating expenses 1,416 1,330 1,325 Provision for/(Benefit from) credit losses 296 828 (310) Insurance expenses 103 82 10 Total expenses 1,815 2,240 1,025 Other income/(loss), net 214 23 (78) Income before income taxes 2,998 2,608 4,731 Provision for/(Benefit from) income taxes 378 270 210 Net income $ 2,620 $ 2,338 $ 4,521

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2020 December 31, 2021 ASSETS Cash and cash equivalents $ 14,349 $ 10,963 Marketable securities 4,860 2,173 Finance receivables, net Retail installment contracts, dealer financing, and other financing 97,043 85,347 Finance leases 8,027 7,003 Total finance receivables, net of allowance for credit losses of $1,305 and $925 105,070 92,350 Net investment in operating leases 26,655 25,167 Notes and accounts receivable from affiliated companies 853 703 Derivative financial instruments 2,601 1,065 Assets held-for-sale 36 — Other assets 3,705 2,524 Total assets $ 158,129 $ 134,945 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,087 $ 1,051 Affiliated companies 490 425 Total accounts payable 1,577 1,476 Debt 137,677 117,717 Deferred income taxes 504 676 Derivative financial instruments 524 512 Other liabilities and deferred revenue 2,280 2,166 Total liabilities 142,562 122,547 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income/(loss) (478) (690) Retained earnings 10,818 7,839 Shareholder’s interest attributable to Ford Motor Credit Company 15,567 12,376 Shareholder's interest attributable to noncontrolling interests — 22 Total shareholder’s interest 15,567 12,398 Total liabilities and shareholder’s interest $ 158,129 $ 134,945

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the Years Ended December 31, 2019 2020 2021 Cash flows from operating activities Net income $ 2,620 $ 2,338 $ 4,521 Provision for/(Benefit From) credit losses 296 828 (310) Depreciation and amortization 4,427 3,984 2,349 Amortization of upfront interest supplements (2,147) (2,222) (2,249) Net change in finance and wholesale receivables held-for-sale (300) (74) — Net change in deferred income taxes 89 61 147 Net change in other assets 32 (64) 522 Net change in other liabilities (207) (321) (185) All other operating activities 103 94 168 Net cash provided by/(used in) operating activities 4,913 4,624 4,963 Cash flows from investing activities Purchases of finance receivables (38,881) (41,218) (35,283) Principal collections of finance receivables 42,011 40,102 41,382 Purchases of operating lease vehicles (12,990) (11,331) (11,216) Proceeds from termination of operating lease vehicles 9,332 9,508 11,469 Net change in wholesale receivables and other short-duration receivables 1,752 12,752 7,693 Proceeds from sale of business — 1,340 — Purchases of marketable securities (5,883) (10,976) (8,014) Proceeds from sales and maturities of marketable securities 3,931 9,436 10,676 Settlements of derivatives (221) (152) (17) All other investing activities (56) 71 (190) Net cash provided by/(used in) investing activities (1,005) 9,532 16,500 Cash flows from financing activities Proceeds from issuances of long-term debt 44,522 41,743 23,101 Principal payments on long-term debt (44,665) (44,558) (44,260) Change in short-term debt, net (1,278) (2,495) 3,460 Cash distributions to parent (2,900) (3,290) (7,500) All other financing activities (116) (107) (41) Net cash provided by/(used in) financing activities (4,437) (8,707) (25,240) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 50 279 (128) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (479) $ 5,728 $ (3,905) Cash, cash equivalents and restricted cash at beginning of period $ 9,747 $ 9,268 $ 14,996 Net increase/(decrease) in cash, cash equivalents and restricted cash (479) 5,728 (3,905) Cash, cash equivalents and restricted cash at end of period $ 9,268 $ 14,996 $ 11,091